SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2004

AMF BOWLING WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12131	13-3873272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 AMF Drive, Richmond, Virginia	23111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 730-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 30, 2004, AMF Bowling Worldwide, Inc. (the “Company”) completed the sale of AMF Bowling UK, the Company’s bowling center business that operated 33 bowling centers in the United Kingdom, to certain shareholders of Bourne Leisure for gross cash proceeds of approximately $72.0 million U.S. dollars.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 5, 2004	AMF BOWLING WORLDWIDE, INC.

	By:	/s/ Christopher F. Caesar
Christopher F. Caesar
Senior Vice President, Chief Financial Officer and
Treasurer